UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported):  May 23, 2006

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Feb ’06	Mar ’06	Apr ’06
Process Management	+15 to +20	+15 to +20	+10
Industrial Automation	+5 to +10	+10	+5 to +10
Network Power	>20+	>20+	>20+
Climate Technologies	+10 to +15	+5	+5 to +10
Appliance and Tools	0 to +5	+5	0 to +5
Total Emerson	+10 to +15	+10 to +15	+10 to +15

April 2006 Order Comments:

Order growth maintained a double-digit pace for the three months ended in April as end market dynamics for the majority of Emerson’s businesses remained favorable. Unfavorable currency exchange rates reduced orders by approximately 2 percentage points.

Process Management orders remained strong, with particular strength in the United States, Asia and Latin America. The order growth rate dropped from March due to fluctuations in the timing of project bookings.

Orders for Industrial Automation remained strong driven by a favorable global capital spending environment. The growth for this segment was led by the power generating alternator and the electrical distribution businesses.

Network Power has moved into a period of tougher comparisons but continued to see strong growth. The growth continued to be driven by the power systems and the embedded power businesses.

Climate Technologies’ order growth reflected easier comparisons and continued solid growth in Europe, domestic refrigeration and the solutions business.

Appliance and Tools growth was led by solid increases in the tools and storage business and modest increases from the motors business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 23, 2006	By:	/s/Timothy G. Westman
Timothy G. Westman Associate General Counsel and Assistant Secretary